                                           Exhibit 23




INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-3 of the report of Deloitte & Touche dated February 7, 1994 appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




s/Deloitte & Touche
DELOITTE & TOUCHE LLP
Columbia, South Carolina
December 6, 1994





54